Exhibit 99.1

News Release

Nucor Reports Results for the Second Quarter of 2026

Second Quarter of 2026 Highlights

•	Net earnings attributable to Nucor stockholders of $1.16 billion, or $5.04 per diluted share

•	Adjusted net earnings attributable to Nucor stockholders of $1.11 billion, or $4.84 per diluted share

•	Net sales of $10.40 billion

•	Net earnings before noncontrolling interests of $1.28 billion; EBITDA of $2.02 billion

CHARLOTTE, N.C. – July 27, 2026 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings attributable to Nucor stockholders of $1.16 billion, or $5.04 per diluted share, for the second quarter of 2026. Excluding a non-cash, pre-tax benefit of $61 million, or $0.20 per diluted share, Nucor’s second quarter of 2026 adjusted net earnings attributable to Nucor stockholders was $1.11 billion, or $4.84 per diluted share. By comparison, Nucor reported consolidated net earnings attributable to Nucor stockholders of $743 million, or $3.23 per diluted share, for the first quarter of 2026 and $603 million, or $2.60 per diluted share, for the second quarter of 2025.

“Investment across key sectors of the U.S. economy, combined with supportive federal trade policies, drove a second consecutive quarterly record for Nucor steel mill shipments,” said Leon Topalian, Nucor’s Chair and Chief Executive Officer. “We continue to execute our growth strategy through investments to expand our capabilities and strengthen our position as the market leader with the most diverse portfolio of steel and fabricated steel products in North America. I want to thank our more than 33,000 Nucor teammates for keeping us on pace for the safest year in Nucor’s history and their unwavering commitment to our customers and shareholders.”

Earnings Before Income Taxes and Noncontrolling Interests by Segment (In millions)

	Three Months (13 Weeks) Ended			Six Months (26 Weeks) Ended
	July 4, 2026	April 4, 2026	July 5, 2025	July 4, 2026	July 5, 2025
Steel mills	$1,556	$1,128	$843	$2,684	$1,074
Steel products	353	276	392	629	680
Raw materials	146	45	57	191	86
Corporate/eliminations	(430)	(353)	(393)	(783)	(656)

	$1,625	$1,096	$899	$2,721	$1,184

Analysis of Second Quarter of 2026 Results Compared to the First Quarter of 2026

The increase in second quarter earnings was driven primarily by the increase in earnings in the steel mills segment, which experienced higher average selling prices and higher volumes. Additionally, the steel mills segment earnings included a reduction to cost of products sold in the amount of $130 million related to cash refunds associated with prior periods’ raw materials procurement costs. The steel products segment had improved earnings due to increased volumes and stable average realized pricing. The raw materials segment had higher earnings in the second quarter primarily due to increased average selling prices and shipments.

Included in the second quarter of 2026 marketing, administrative and other expenses is a non-cash, pre-tax benefit of $61 million, or $0.20 per diluted share. This non-cash, pre-tax benefit is related to the increase in the value of our investment in Helion, a fusion energy company, after it completed a capital financing round in the second quarter of 2026.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Financial Strength

At the end of the second quarter of 2026, Nucor had $2.69 billion in cash and cash equivalents and short-term investments on hand. The Company’s $2.25 billion revolving credit facility remains undrawn and does not expire until March 2030. The Company continues to have the strongest credit ratings in the North American steel sector (A-/A-/A3) with stable outlooks at Standard & Poor’s, Fitch Ratings and Moody’s, respectively.

Commitment to Returning Capital to Stockholders

During the second quarter of 2026, Nucor repurchased approximately 1.53 million shares of its common stock at an average price of $228.76 per share. Nucor returned approximately $479 million to stockholders in the second quarter of 2026 in the form of share repurchases and dividend payments, and approximately $733 million in the first six months of 2026.

On June 9, 2026, Nucor’s Board of Directors declared a cash dividend of $0.56 per share. This cash dividend is payable on August 11, 2026, to stockholders of record as of June 30, 2026 and is Nucor’s 213th consecutive quarterly cash dividend.

Third Quarter of 2026 Outlook Compared to the Second Quarter of 2026

We expect higher consolidated reported earnings in the third quarter of 2026. In the steel mills segment we expect an increase in earnings due to higher realized pricing across all major product categories with stable volumes. In the steel products segment, we expect increased earnings due to both higher volumes and higher realized pricing. The raw materials segment is expected to have decreased earnings due to lower margins.

Earnings Conference Call

An earnings call is scheduled for July 28, 2026 at 10:00 a.m. Eastern Time to review Nucor’s second quarter of 2026 financial results and provide a business update. The call can be accessed via webcast from the Investor Relations section of Nucor’s website (nucor.com/investors). A presentation with supplemental information to accompany the call has been posted to Nucor’s Investor Relations website. A playback of the webcast will be posted to the same site within one day of the live event.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel — in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; overhead doors; steel grating; wire and wire mesh; and utility structures. Nucor, through The David J. Joseph Company and its affiliates, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Non-GAAP Financial Measures

The Company uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this news release, including EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable financial measure calculated and presented in accordance with GAAP.

We define EBITDA as net earnings before noncontrolling interests, adding back the following items: interest expense (income), net; provision for income taxes; losses and impairments of assets; depreciation; and amortization. For the second quarter of 2026, we define adjusted net earnings attributable to Nucor stockholders as net earnings attributable to Nucor stockholders subtracting certain non-cash benefits (in this case, the increase in the value of our investment in Helion), net of tax. We define adjusted net earnings per diluted share as net earnings per diluted share subtracting certain non-cash benefits (in this case, the per diluted share impact of the increase in the value of our investment in Helion), net of tax. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents the non-GAAP financial measures of EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share in this news release because it considers them to be important supplemental measures of performance. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors evaluating the Company’s financial and operational performance by providing a consistent basis of comparison across periods.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties and volatility surrounding the global economy, including excess world capacity for

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; (14) our ability to integrate businesses we acquire; and (15) the impact of any pandemic or public health situation. These and other factors are discussed in Nucor’s regulatory filings with the United States Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries –

Chris Jacobi, chris.jacobi@nucor.com, or Paul Donnelly, paul.donnelly@nucor.com

For Media Inquiries –

Katherine Miller, katherine.miller@nucor.com

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Consolidated Financial Statements

Nucor Corporation Condensed Consolidated Statements of Earnings (Unaudited)

(In millions, except per share amounts)

	Three Months (13 Weeks) Ended			Six Months (26 Weeks) Ended
	July 4, 2026	April 4, 2026	July 5, 2025	July 4, 2026	July 5, 2025
Net sales	$10,397	$9,496	$8,456	$19,893	$16,286
Costs, expenses and other:
Cost of products sold	8,363	7,995	7,233	16,358	14,458
Marketing, administrative and other expenses	405	378	304	783	585
Equity in earnings of unconsolidated affiliates	(8)	(7)	(10)	(15)	(14)
Losses and impairments of assets	—	15	11	15	40
Interest expense (income), net	12	19	19	31	33

	8,772	8,400	7,557	17,172	15,102

Earnings before income taxes and noncontrolling interests	1,625	1,096	899	2,721	1,184
Provision for income taxes	345	226	193	571	252

Net earnings before noncontrolling interests	1,280	870	706	2,150	932
Earnings attributable to noncontrolling interests	124	127	103	251	173

Net earnings attributable to Nucor stockholders	$1,156	$743	$603	$1,899	$759

Net earnings per share:
Basic	$5.05	$3.23	$2.60	$8.28	$3.26
Diluted	$5.04	$3.23	$2.60	$8.27	$3.26
Average shares outstanding:
Basic	228.2	228.9	230.6	228.6	231.7
Diluted	228.5	229.3	230.8	228.9	231.9

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Nucor Corporation Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

	July 4, 2026	Dec. 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,478	$2,260
Short-term investments	214	439
Accounts receivable, net	4,045	3,105
Inventories, net	6,020	5,462
Other current assets	399	499

Total current assets	13,156	11,765
Property, plant and equipment, net	15,863	15,306
Goodwill	4,289	4,297
Other intangible assets, net	2,754	2,880
Other assets	892	856

Total assets	$36,954	$35,104

LIABILITIES
Current liabilities:
Short-term debt	$129	$122
Current portion of long-term debt and finance lease obligations	581	90
Accounts payable	2,357	1,890
Salaries, wages and related accruals	1,002	882
Accrued expenses and other current liabilities	1,177	1,020

Total current liabilities	5,246	4,004
Long-term debt and finance lease obligations due after one year	6,389	6,909
Deferred credits and other liabilities	2,053	2,067

Total liabilities	13,688	12,980

Commitments and contingencies
EQUITY
Nucor stockholders’ equity:
Common stock	152	152
Additional paid-in capital	2,207	2,253
Retained earnings	33,146	31,504
Accumulated other comprehensive loss, net of income taxes	(214)	(194)
Treasury stock	(13,182)	(12,779)

Total Nucor stockholders’ equity	22,109	20,936
Noncontrolling interests	1,157	1,188

Total equity	23,266	22,124

Total liabilities and equity	$36,954	$35,104

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Nucor Corporation Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six Months (26 Weeks) Ended
	July 4, 2026	July 5, 2025
Operating activities:
Net earnings before noncontrolling interests	$2,150	$932
Adjustments:
Depreciation	641	606
Amortization	126	128
Impairment of assets	15	20
Stock-based compensation	91	78
Deferred income taxes	(61)	(17)
Distributions from affiliates	7	6
Equity in earnings of unconsolidated affiliates	(15)	(14)
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	(952)	(706)
Inventories	(560)	(352)
Accounts payable	454	375
Federal income taxes	110	135
Salaries, wages and related accruals	130	(135)
Other operating activities	150	40

Cash provided by operating activities	2,286	1,096

Investing activities:
Capital expenditures	(1,232)	(1,813)
Investment in and advances to affiliates	(2)	(1)
Disposition of plant and equipment	21	39
Acquisitions (net of cash acquired)	—	(1)
Purchases of investments	(157)	(666)
Proceeds from the sale of investments	382	717
Divestiture of affiliate	3	—
Other investing activities	29	2

Cash used in investing activities	(956)	(1,723)

Financing activities:
Net change in short-term debt	6	(68)
Repayment of long-term debt	(37)	(1,007)
Proceeds from issuance of long-term debt, net of discount	15	997
Bond issuance costs	—	(9)
Proceeds from exercise of stock options	14	—
Payment of tax withholdings on certain stock-based compensation	(77)	(31)
Distributions to noncontrolling interests	(282)	(214)
Cash dividends	(258)	(258)
Acquisition of treasury stock	(475)	(500)
Proceeds from government incentives	—	77
Other financing activities	(10)	17

Cash used in financing activities	(1,104)	(996)

Effect of exchange rate changes on cash	(8)	11

Increase (decrease) in cash and cash equivalents	218	(1,612)
Cash and cash equivalents - beginning of year	2,260	3,558

Cash and cash equivalents - end of six months	$2,478	$1,946

Non-cash investing activity:
Change in accrued plant and equipment purchases	$15	$(27)

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Select Financial and Operational Data

(Dollars in millions, tons in thousands, per unit amounts as noted)
	Three Months (13 Weeks) Ended					Six Months (26 Weeks) Ended
	July 4, 2026	April 4, 2026	% Change	July 5, 2025	Year Ago % Change	July 4, 2026	July 5, 2025	% Change
Consolidated Financial & Operational Data
Net Sales	$10,397	$9,496	9%	$8,456	23%	$19,893	$16,286	22%
External Average Sales Price per Ton	$1,367	$1,279	7%	$1,240	10%	$1,323	$1,193	11%
Sales Tons to External Customers	7,605	7,427	2%	6,820	12%	15,032	13,650	10%
Pre-Operating & Start-Up Costs	$120	$108	11%	$136	-12%	$228	$306	-25%
Pre-Operating & Start-Up Costs per Diluted Share	$0.40	$0.36		$0.45		$0.76	$1.00
Number of Days in Period	91	94		91		185	186
Steel Mills Segment Data
Total Shipments	7,100	7,046	1%	6,474	10%	14,146	12,937	9%
Sales Tons to External Customers	5,659	5,619	1%	5,044	12%	11,278	10,270	10%
Percentage of Sales to Internal Customers	20%	20%		22%		20%	21%
External Average Sales Price per Ton	$1,145	$1,074	7%	$1,041	10%	$1,110	$989	12%
Average Scrap/Scrap Substitute Cost per Gross Ton	$422	$404	4%	$403	5%	$413	$398	4%
Utilization	91%	86%		85%		88%	82%
Steel Products Segment Data
Sales Tons to External Customers	1,285	1,159	11%	1,141	13%	2,444	2,189	12%
Average Sales Price per Ton	$2,415	$2,405	0%	$2,331	4%	$2,410	$2,313	4%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Tonnage Data (in thousands)	Three Months (13 Weeks) Ended					Six Months (26 Weeks) Ended
	July 4, 2026	April 4, 2026	% Change	July 5, 2025	Year Ago % Change	July 4, 2026	July 5, 2025	% Change
Steel mills total shipments:
Sheet	3,291	3,394	-3%	3,057	8%	6,685	6,038	11%
Bars	2,387	2,308	3%	2,148	11%	4,695	4,438	6%
Structural	628	649	-3%	635	-1%	1,277	1,212	5%
Plate	757	647	17%	606	25%	1,404	1,183	19%
Other	37	48	-23%	28	32%	85	66	29%

	7,100	7,046	1%	6,474	10%	14,146	12,937	9%

Sales tons to outside customers:
Steel mills	5,659	5,619	1%	5,044	12%	11,278	10,270	10%
Joist and deck	198	185	7%	217	-9%	383	399	-4%
Rebar fabrication products	344	291	18%	306	12%	635	553	15%
Tubular products	338	318	6%	243	39%	656	513	28%
Building Systems	59	55	7%	64	-8%	114	112	2%
Other steel products	346	310	12%	311	11%	656	612	7%
Raw materials	661	649	2%	635	4%	1,310	1,191	10%

	7,605	7,427	2%	6,820	12%	15,032	13,650	10%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Second Quarter of 2026 (Continued)

Non-GAAP Financial Measures

Reconciliation of EBITDA (Unaudited)

(In millions)

	Three Months (13 Weeks) Ended			Six Months (26 Weeks) Ended
	July 4, 2026	April 4, 2026	July 5, 2025	July 4, 2026	July 5, 2025
Net earnings before noncontrolling interests	$1,280	$870	$706	$2,150	$932
Depreciation	320	321	303	641	606
Amortization	63	63	63	126	128
Losses and impairments of assets	—	15	11	15	40
Interest expense (income), net	12	19	19	31	33
Provision for income taxes	345	226	193	571	252

EBITDA	$2,020	$1,514	$1,295	$3,534	$1,991

Reconciliation of Adjusted Net Earnings Attributable to Nucor Stockholders (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended
	July 4, 2026
		Diluted EPS
Net earnings attributable to Nucor stockholders	$1,156	$5.04
Subtract non-cash benefit, net of tax	46	0.20

Adjusted net earnings attributable to Nucor stockholders	$1,110	$4.84

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com